UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 31, 2015

CORENERGY INFRASTRUCTURE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-33292	20-3431375
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Walnut, Ste. 3350, Kansas City, MO 64106
(Address of principal executive office, including zip code)

(816) 875-3705
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

The information concerning the First Amendment to the KeyBank Term Facility set forth in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2015, to be effective as of December 31, 2015, Pinedale Corridor, LP (“Pinedale LP”), a subsidiary of CorEnergy Infrastructure Trust, Inc. (the “Company”), entered into an amendment (the “First Amendment”) to the $70 million secured term credit facility between Pinedale LP, as borrower, and KeyBank National Association, as a lender and the administrative agent on behalf of other participating lenders (the “KeyBank Term Facility”) which originally financed a portion of Pinedale LP’s acquisition of the Pinedale Liquids Gathering System and had an outstanding principal balance of $63,532,000 as of the date of the First Amendment.  The First Amendment extends the final maturity date of the KeyBank Term Facility to March 30, 2016.

Pinedale LP paid an amendment fee of $156,330 and prepaid an additional $1,000,000 of the outstanding principal balance under the KeyBank Term Facility in connection with the execution of the First Amendment, and also agreed to pay other related fees and expenses of the lenders.  Additionally, under the terms of the First Amendment, the remaining outstanding balance will bear interest at a variable annual interest rate equal to LIBOR plus 4.25 percent, and revised monthly principal payments will be due in the amount of $1,294,000 for January 2016, $1,444,000 for February 2016 and $1,294,000 for March 2016.  In connection with the execution of the First Amendment, the Company also agreed, pursuant to a simultaneous amendment to its limited guarantee against certain inappropriate conduct by or on behalf of Pinedale LP or the Company in connection with the KeyBank Term Facility, to maintain at least $10 million of liquidity (defined to include cash plus availability under the Company’s revolving credit facility with Regions Bank).  As so defined, the Company had in excess of $100 million in liquidity as of September 30, 2015.

Apart from those changes described above pursuant to the First Amendment, the terms of the KeyBank Term Facility remain as described in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2015.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the complete First Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference

Item 8.01	Other Events.

On December 31, 2015, the Company, issued a press release announcing that the Company’s Board of Directors authorized a common stock repurchase program. Under the program, the Company may purchase up to $10 million of its common stock from time to time, through open market transactions, including through block purchases, in privately negotiated transactions or otherwise, depending on market prices and other conditions, through December 31, 2016.  The Company also announced that its subsidiary, Pinedale Corridor LP, has reached an agreement to extend its current secured credit facility with KeyBank National Association for 90 days from the date of closing on the extension, on the terms described in the press release and in Item 2.03 of this report.  The Company does not expect the terms of the First Amendment or the establishment of the stock repurchase program to impact the current quarterly dividend rate on our outstanding common stock.  The Board of Directors will continue to determine the amount of any distribution that we expect to pay our stockholders.

A copy of the press release announcing the repurchase program is attached hereto as Exhibit 99.1, and is incorporated herein by reference and constitutes part of this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description
10.1	First Amendment to Term Credit Agreement by and among the Company and KeyBank, et al; dated December 31, 2015

99.1	Press Release – CorEnergy Announces $10 Million Share Repurchase Program and Extension of the Pinedale Credit Facility

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORENERGY INFRASTRUCTURE TRUST, INC.

/s/ Rebecca M. Sandring
Rebecca M. Sandring
Secretary

Date: December 31, 2015